UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

October 18, 2007
Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number )	Identification No.)

20200 Sunburst Street, Chatsworth, California 91311
(Address of principal executive offices) (Zip Code)

(818) 734-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 18, 2007, North American Scientific, Inc. (“NASI”) and its subsidiary, North American Scientific, Inc., a California corporation (collectively, the “Company”), entered into a First Amendment (the “First Amendment”) to its Loan Agreement (the “Agility Loan Agreement”) with Agility Capital, LLC (“Agility”). The First Amendment provides for advances of up to $1,000,000. Agility had advanced $500,000 to the Company prior to the execution of the First Amendment, and up to an additional $500,000 became available to the Company from Agility upon execution of the First Amendment. Amounts advanced under the Agility Loan Agreement are subordinated to the existing line of credit provided by Silicon Valley Bank. The First Amendment matures on November 20, 2007.

In the First Amendment, Agility consented to the Company incurring up to $500,000 of subordinated unsecured indebtedness to John Friede or an entity owned or controlled by him (“Friede”), provided that Friede executes and delivers to Agility, on Agility’s standard form with such changes thereto as are acceptable to Agility in its good faith business judgment, a subordination agreement pursuant to which the debt owed by the Company to Friede will be subordinated to the debt owed to Agility.

In connection with the First Amendment, the Company granted Agility a warrant to purchase shares of NASI common stock at an exercise price per share of $362,500 divided by the Warrant Price (the “Revised Warrant”), in exchange for Agility’s returning to the Company the warrant issued on September 21, 2007. The Revised Warrant Price is equal to the lowest of (i) the closing price of Company’s Common Stock the day before the Issue Date, as published in The Wall Street Journal on the Issue Date, or (ii) the average closing price of the Company’s Common Stock for the 30 days before the Issue Date, or (iii) the price at which Company next issues its Common Stock or other equity-linked securities, other than issuances of its Common Stock to officers and employees by the Company pursuant to its 2006 Stock Plan, 2000 Employee Stock Purchase Plan and 2003 Non-Employee Directors’ Equity Compensation Plan and any other employee incentive plan approved by Company’s stockholders. The Revised Warrant will expire in seven years unless previously exercised.

A copy of the First Amendment and the Revised Warrant are filed herewith as Exhibits 10.1 and 10.2.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

Exhibit 10.1	First Amendment to Loan and Security Agreement, dated October 18, 2007, between the Company and Agility Capital, LLC.

Exhibit 10.2	Warrant Agreement, dated September 21, 2007, between NASI and Agility Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: October 24, 2007	By:	/s/John B. Rush
	Name:	John B. Rush
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	First Amendment to Loan and Security Agreement, dated October 18, 2007, between the Company and Agility Capital, LLC.

Exhibit 10.2	Warrant Agreement, dated September 21, 2007, between NASI and Agility Capital, LLC.